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                                                                    Exhibit 10.8

                                                                  EXECUTION COPY



THE OBLIGATIONS EVIDENCED BY THIS GUARANTY ARE SUBJECT TO CERTAIN RIGHTS OF OFFSET DESCRIBED HEREIN AND ARE SUBJECT TO THE TERMS AND PROVISIONS OF AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED May 26, 1994, TO WHICH THE GUARANTOR, MAKER, PAYEE AND SANWA BUSINESS CREDIT CORPORATION ARE PARTIES (THE "SBCC SUBORDINATION AGREEMENT"). THE GUARANTOR WILL MAIL TO THE HOLDER HEREOF A COPY OF SUCH INTERCREDITOR AND SUBORDINATION AGREEMENT WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR ADDRESSED TO MAKER. ANY PERMITTED ASSIGNEE, TRANSFEREE OR PLEDGEE HEREUNDER SHALL TAKE THIS GUARANTY SUBJECT TO THE TERMS HEREOF AND THE TERMS OF THE SBCC SUBORDINATION AGREEMENT.


                           SUBORDINATED NOTE GUARANTY


                  This Subordinated Note Guaranty ("Subordinated Guaranty"), dated as of May 26, 1994, is made by Waste-Quip, Inc., an Ohio corporation ("Guarantor"), in favor of May Fab - Mississippi, Inc., a Texas corporation, and May Fab - Oklahoma, Inc., a Texas corporation ("Payees").

                              PRELIMINARY STATEMENT

                  The Guarantor, the Guarantor's wholly owned subsidiary, Waste-Quip Manufacturing Company, an Ohio corporation ("Maker") and Payees, among others, have entered into an Asset Purchase Agreement, dated May 20 (the "Asset Purchase Agreement"), pursuant to which Maker has delivered to May Fab - Oklahoma, Inc. a Subordinated Promissory Note, of even date herewith, in the principal amount of $3,200,000 (the "Warrant Note") and will deliver to May Fab
- Mississippi, Inc. a Subordinated Promissory Note (the "Post-Closing Note") in a presently undetermined principal amount. The Warrant Note and the Post-Closing Note are hereafter referred to as the "Subordinated Notes". It is a condition precedent to the consummation of the transactions described in the Asset Purchase Agreement that the Guarantor, as the sole shareholder of Maker, shall have executed and delivered this Subordinated Guaranty. Capitalized terms defined in the Asset Purchase Agreement or in the Subordinated Notes, and not otherwise defined herein, are used herein as so defined.

                  NOW THEREFORE, for good and valuable consideration, Guarantor hereby agrees as follows:

                  1. SUBORDINATED GUARANTY. Subject to the terms and conditions of this Subordinated Guaranty and the SBCC Subordination Agreement, Guarantor hereby guarantees the prompt payment when due, whether at stated maturity or by acceleration, of all obligations of Maker now or hereafter existing under the Subordinated Notes, whether for principal, interest, fees, expenses or otherwise (the "Guaranteed Debt"). If all or any part of the Guaranteed Debt shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, Guarantor shall, immediately upon demand by Payees in accordance with
Section 6 hereof, and without presentment, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration or any other notice or demand whatsoever (except as contemplated by Section 6 below), pay in


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lawful money of the United States of America, the amount due on the Guaranteed
Debt to Payees at the address as set forth herein or at such other place as Payees may from time to time designate in writing to Guarantor. In the event that Payees must rescind or restore any payment received by Payees in satisfaction of the Guaranteed Debt, any prior release or discharge from the terms of this guarantee shall be voided without effect, and this guarantee shall remain in full force and effect. It is the intention of Payees and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance. This guarantee may be enforced by Payees and any subsequent holder of the Guaranteed Debt and shall not be discharged by the assignment of all or part of the Guaranteed Debt.

                  2. CERTAIN WAIVERS. Guarantor hereby waives all demands and notices of any and all kinds in connection with this guarantee and the Guaranteed Debt except for the written demand contemplated by Section 6 below. Guarantor expressly waives marshalling of assets and liabilities, sale in inverse order of alienation and each and every similar right to which it may be otherwise entitled by virtue of applicable suretyship laws. It shall not be necessary for Payees to institute suit or exhaust their remedies against Maker or others liable on the Guaranteed Debt or any other person to enforce its rights against Guarantor or to exhaust any other remedies that might be available to Payees or resort to any other means of obtaining payment of the Guaranteed Debt, and Guarantor waives any rights which it may otherwise have to attempt to require the same. Payees shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Debt.

                  3. SUBROGATION. Guarantor will not exercise any rights that it may acquire by way of subrogation under this Subordinated Guaranty by any payment made hereunder or otherwise until the Subordinated Notes have been paid in full. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when the Subordinated Notes have not been paid in full, such amount shall be held in trust for the benefit of the Payees and shall forthwith be paid to the Payees in accordance with the terms of the Subordinated Notes. If Guarantor makes payment to the Payees of all or any part of the Subordinated Notes, and the Subordinated Notes are paid in full, the Payees will, at Guarantor's request, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Subordinated Notes resulting from such payment by Guarantor.

                  4. RIGHT OF SETOFF. The terms and provisions of this Subordinated Guaranty are subject to the terms and provisions of the Asset Purchase Agreement, including but not limited to rights of setoff set forth in
Section 9.7 thereof. The terms and provisions of the Asset Purchase Agreement, the SBCC Subordination Agreement and the Subordinated Notes are incorporated herein by reference as if fully rewritten.

                  5. NO WAIVER; REMEDIES. No failure on the part of the Payees to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
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                  6. DEMAND. The liability of Guarantor to make payment under this Subordinated Guaranty shall arise forthwith after: (a) failure of Maker to make any payment otherwise due and payable pursuant to the Subordinated Notes (where such payment is not prohibited by the terms of the Subordinated Notes or the SBCC Subordination Agreement or is not subject to a right of setoff), and
(b) demand for payment has been made by written notice to Guarantor in accordance with Section 6 hereof.

                  7. NOTICES. All notices, correspondence or other documents to be delivered in connection herewith shall be delivered as follows:

                           (a)      If to Guarantor, to:

                                    Waste-Quip, Inc.
                                    25800 Science Park Drive
                                    Suite 140
                                    Beachwood, Ohio 44122
                                    Attention:  Charles W. Walton

                                    With a copy to:

                                    Calfee, Halter & Griswold
                                    Suite 1800
                                    800 Superior Avenue
                                    Cleveland, Ohio 44114-2688
                                    Attention: Dale C. LaPorte, Esq.

                           (b)      If to Payees, to:

                                    Robert A. May
                                    c/o MFMS, Inc.
                                    P.O. Box 101
                                    Beeville, Texas 78104

                                    With a copy to:

                                    Daryl B. Crown, P.C.
                                    11810 Village Park Circle
                                    Houston, Texas 77024

or to such other address as may have been designated in a prior notice. Notices shall be deemed to have been given two business days after being mailed if sent by registered or certified mail, or upon delivery to said address if delivered in person, mailed by regular mail, or sent by courier, telecopy or facsimile.

                  8. GOVERNING LAW. This Subordinated Guaranty shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the United States, where applicable, and the laws of the State of Ohio, without regard to the conflict of laws provisions thereof.

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                  9. SECTION TITLES. The section titles contained in this
Subordinated Guaranty are intended for convenience of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  10. CANCELLATION. After all principal and accrued interest at any time owed on the Subordinated Notes have been paid in full, in accordance with the terms hereof and thereof, this Subordinated Guaranty shall be surrendered to Guarantor for cancellation and will not be reissued.

                  11. ASSIGNMENT. Neither Payee may give, sell, assign, transfer (by operation of law or otherwise, including transfers pursuant to divorce or separation, but excluding testamentary disposition), pledge, mortgage, hypothecate or otherwise dispose of ("Transfer") this Subordinated Guaranty without the prior written approval of Guarantor; PROVIDED, HOWEVER, that this restriction shall not apply to the Transfer, pursuant to the liquidation and dissolution of a Payee, of this Subordinated Guaranty to a shareholder of such Payee who: (a) has executed and delivered to Guarantor a Power of Attorney and Agency Agreement in form and substance reasonably satisfactory to Guarantor, pursuant to which Robert A. May (or in the event of his inability to serve, another shareholder who is reasonably satisfactory to Waste-Quip) is appointed as the Attorney-in-Fact for such shareholder and has the exclusive right to exercise and enforce this Subordinated Guaranty on his or her behalf; and (b) has executed and delivered to Guarantor a written acknowledgement, in form and substance reasonably satisfactory to Guarantor, pursuant to which such shareholder agrees to be bound by the terms and provisions set forth herein and in the SBCC Subordination Agreement and any similar agreement which Guarantor or Maker requests to be executed pursuant to Section 3 of the Post-Closing Note or
Section 4 of the Warrant Note.

                  12. NO WAIVER. Guarantor hereby acknowledges that from time to time, without notice to Guarantor, Payees may (a) release, waive or fail to enforce any of its rights under the Subordinated Notes and (b) settle or compromise any claim which they may have against the Maker without in any way impairing or affecting this Subordinated Guaranty. The exercise by Payees of any other right conferred upon them in the Subordinated Notes and any other agreement shall be discretionary, and the exercise or failure to exercise any such right shall not diminish the obligations of Guarantor hereunder. Subject to the other terms and provisions of this Subordinated Guaranty and the SBCC Subordination Agreement, Guarantor agrees that Payees may resort to the Guarantor for performance of the Subordinated Notes whether or not Payees shall have proceeded against the Maker.

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                  13. CONTINUING GUARANTY. This is a continuing guaranty and shall remain in full force and effect and be binding on the Guarantor until full performance of the Subordinated Notes is effected. The release or discharge, in whole or in part of Maker from a bankruptcy proceeding under Title 11, U.S.C., or any similar federal or state law, or the liquidation or dissolution of Maker shall not discharge or affect the liabilities of the Guarantor under this Subordinated Guaranty.

                                           Waste-Quip, Inc., an Ohio corporation

                                           By: /s/ Charles W. Walton
                                              ----------------------------------
                                               Charles W. Walton, Chairman

                                                         ("Maker")

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